EXHIBIT 99



                             INDEX TO EXHIBITS


15.1     Letter of Independent Accountants regarding Awareness of
         Incorporation by Reference.

27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission.
         Exhibit 27.1 shall not be deemed filed for purposes of
         Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)